UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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SANDRIDGE ENERGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2018

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable

(Former name or former address, if changed since last report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

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Item 8.01. Other Events.

On June 6, 2018, SandRidge Energy, Inc. (“SandRidge” or the “Company”) issued a press release announcing that Institutional Shareholder Services Inc., a leading independent proxy advisory firm, has joined Glass, Lewis & Co., another independent proxy advisory firm, in recommending that SandRidge shareholders vote on the WHITE universal proxy card “FOR” four of SandRidge’s highly-qualified and experienced current director nominees at the annual meeting of shareholders on June 19, 2018. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release of SandRidge Energy, Inc. dated June 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: June 6, 2018	By:	/s/ Philip T. Warman
Philip T. Warman
Executive Vice President, General Counsel and Corporate Secretary

Exhibit 99.1

Leading Independent Proxy Advisory Firm ISS Recommends SandRidge Shareholders Vote FOR Majority of SandRidge Director Nominees

Shareholders Encouraged to Vote “FOR” SandRidge’s Five Highly-Qualified Directors

Plus Just Two Independent Nominees from Icahn on the WHITE SandRidge Universal Proxy Card Today

OKLAHOMA CITY, June 6, 2018 — SandRidge Energy, Inc. (“SandRidge” or the “Company”) (NYSE: SD) today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, has recommended that SandRidge shareholders vote on the WHITE SandRidge Universal proxy card “FOR” four of SandRidge’s highly-qualified and experienced current director nominees at SandRidge’s Annual Meeting on June 19, 2018.

The Company commented, “The ISS recommendation recognizes our Board’s responsiveness, and the clear steps we have taken to serve the best interests of all independent SandRidge shareholders. The recommendation clearly underscores the Board’s belief that turning over control of the entire SandRidge Board to Carl Icahn employees and nominees would end the current impartial review process, drive away competition and position Icahn to consolidate control of SandRidge as cheaply as possible. We urge shareholders to vote “FOR” SandRidge’s five Director nominees plus two independent Icahn nominees on the WHITE proxy card today.”

In its report, ISS highlighted Icahn’s lack of plan and the potential disruption caused by the election of his nominees:i

•	“by failing to provide shareholders with a detailed disclosure of its go-forward plan, [Icahn] is asking shareholders to simply trust that, if granted a majority, it will do the right thing. Regardless of any assurances of a fair process, that level of trust would be easier to gain were it not for the fact that the dissident is actively participating in a process to potentially acquire the company.”

•	“the board has also taken responsibility to facilitate substantial, fairly rapid change over the course of roughly two quarters.”

•	“we see the adoption of a universal card as a positive development.”

The Company continued, “While we are pleased that ISS has recommended against two current Icahn employees, we strongly disagree with ISS’s recommendation that a recent former employee, Jonathan Christodoro, can serve as an impartial and independent Board member.

“Furthermore, given Icahn’s participation in the ongoing strategic review process, the election of current or recent Icahn employees to the Board would present a clear conflict of interest and impact the Board’s ability to run a fair, unbiased process that may result in selling the Company to Icahn.”

Independent proxy advisory firm Glass, Lewis & Co. (“Glass Lewis”) agrees. In their recent report, Glass Lewis highlighted the direct conflict that would result from appointing current or former Icahn employees to the Board:ii

•	“…we do not believe SandRidge investors should be persuaded to overlook the very direct conflicts arising from appointing current or former Icahn employees to the board at this time…we are nevertheless inclined to conclude the election of any current — or, indeed, former — Icahn employees to the SandRidge board during an active solicitation in which Icahn may submit a bid would represent a clear deviation from foundational principles of sound corporate governance.”

123 Robert S. Kerr Avenue, Oklahoma City, OK 73102 • Phone 405.429.5500, Fax 405.429.5977 • www.SandRidgeEnergy.com

We strongly urge shareholders to vote for the entire slate of five highly-qualified and experienced SandRidge director nominees plus two additional, fully-independent Icahn nominees, as well as vote for the ratification of the short-term rights plan. Your vote is very important – no matter how few shares you own.

Support SandRidge’s strategic review process and your Independent Board and management by voting the Company’s WHITE universal proxy card TODAY.

Please follow the instructions on the enclosed WHITE universal proxy card to vote by telephone or Internet or sign, date and return the enclosed WHITE universal proxy card in the postage-paid envelope provided.

About SandRidge Energy, Inc.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippi Lime formation in Oklahoma and Kansas. Development activity is currently focused on the Meramec formation in the NW STACK Play in Oklahoma and multiple oil rich Niobrara benches in the North Park Basin in Colorado.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements concerning our expectations for future performance, including statements regarding the exploration of strategic alternatives, the pursuit of options that maximize shareholder value and the consideration of candidates for nomination to SandRidge’s Board of Directors. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: uncertain outcome, impact, effects and results of SandRidge’s exploration of strategic alternatives; and any changes in general economic or industry specific conditions. SandRidge cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in SandRidge’s public filings with the SEC, which are available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and SandRidge undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Contact:

Johna Robinson

Investor Relations

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue Oklahoma City, OK 73102

+1 (405) 429-5515

MacKenzie Partners, Inc.

Dan Burch, +1 (212) 929-5748, dburch@mackenziepartners.com

Paul Schulman, +1 (212) 929-5364, pschulman@mackenziepartners.com

Media Contact:

SVC

Bryan Locke, +1 (312) 895-4700, blocke@sardverb.com

Jacob Crows, +1 (312) 895-4700, jcrows@sardverb.com

Kelly Kimberly, +1 (832) 680-5120, kkimberly@sardverb.com

[i]	Permission to use quotations neither sought nor obtained.
ii	Permission to use quotations neither sought nor obtained.